Exhibit 1.1

CHESAPEAKE MIDSTREAM PARTNERS, L.P.

21,250,000 Common Units

Representing Limited Partner Interests

UNDERWRITING AGREEMENT

July 28, 2010

UBS Securities LLC

Citigroup Global Markets Inc.

Morgan Stanley & Co. Incorporated

Barclays Capital Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Credit Suisse Securities (USA) LLC

Goldman, Sachs & Co.

Wells Fargo Securities LLC

As Representatives of the several

Underwriters named in Schedule I attached hereto

c/o UBS Securities LLC

299 Park Avenue

New York, New York 10171-0026

c/o Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Chesapeake Midstream Partners, L.P., a Delaware limited partnership (the “Partnership”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom UBS Securities LLC, Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated, Barclays Capital Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co. and Wells Fargo Securities LLC are acting as the representatives (the “Representatives”), an aggregate of 21,250,000 common units (the “Firm Units”) representing limited partner interests in the Partnership (“Common Units”). In addition, solely for the purpose of covering over-allotments, the Partnership proposes to grant to the Underwriters the option to purchase up to an additional 3,187,500 Common Units (the “Additional Units”). The Firm Units and the Additional Units are hereinafter collectively sometimes referred to as the “Units.” The Units are described in the Prospectus which is referred to below.

It is understood and agreed to by all parties hereto that the Partnership was recently formed to indirectly own, operate and grow the midstream gathering assets that are currently owned and operated directly or indirectly by Chesapeake Midstream Partners, L.L.C., a Delaware limited liability company (the “JV”), as described more particularly in the Pricing Disclosure Package, the Prospectus and the Contribution Documents (as such terms are hereinafter defined).

As of the date hereof:

A. Chesapeake Midstream Operating, L.L.C., an Oklahoma limited liability company (“CMO”), owns a 100% limited liability company interest in Chesapeake Midstream Holdings, L.L.C., a Delaware limited liability company (“Chesapeake Holdings”). Chesapeake Midstream Development, L.P., a Delaware limited partnership (“CMD”), owns a 100% limited liability company interest in CMO. Chesapeake Midstream Management, L.L.C., a Delaware limited liability company (“CMM”), is the general partner of CMD. Chesapeake Energy Marketing, Inc., an Oklahoma corporation (“CEMI”), owns all of the limited partner interests in CMD. Each of Chesapeake Operating, Inc., an Oklahoma corporation (“COI”), and CEMI is a wholly owned subsidiary of Chesapeake Energy Corporation, an Oklahoma corporation (“CHK”). CMO, CMD, CMM, CEMI, COI and CHK are collectively referred to as the “Chesapeake GP Entities.”

B. GIP-A Holding (CHK), L.P., a Delaware limited partnership (“GIP-A”), GIP-B Holding (CHK), L.P., a Delaware limited partnership (“GIP-B”), GIP-C Holding (CHK), L.P., a Delaware limited partnership (“GIP-C” and together with GIP-A and GIP-B, the “GIP Entities”), and Chesapeake Holdings collectively own 100% of the limited liability company interests in the JV. The JV owns a 100% limited liability company interest in Bluestem Gas Services, L.L.C., an Oklahoma limited liability company (“Bluestem”), a 100% limited liability company interest in Chesapeake Midstream Gas Services, L.L.C., an Oklahoma limited liability company (“CMGS”), a 100% limited liability company interest in Oklahoma Midstream Gas Services, L.L.C., an Oklahoma limited liability company (“OMGS”), a 100% limited liability company interest in Texas Midstream Gas Services, L.L.C., an Oklahoma limited liability company (“TMGS”), and a 100% limited liability company interest in Ponder Midstream Gas Services, L.L.C., a Delaware limited liability company (“PMGS,” and together with Bluestem, CMGS, OMGS and TMGS, the “Operating Subsidiaries”).

It is further understood and agreed to by all parties hereto that the following additional transactions have occurred or will occur on or before the Initial Delivery Date (as defined below):

(a) the JV entered into the Amended and Restated Gas Gathering Agreement with certain affiliates of CHK, the Additional Agreement with CHK and Total E&P USA, Inc. and certain of their affiliates, the Gas Compressor Master Rental and Servicing Agreement with a wholly owned subsidiary of CHK and the Barnett Gas Gathering Agreement with Total E&P USA, Inc. and certain of its affiliates (collectively, the “Gas Gathering Agreements”); and the JV changed its name to “Chesapeake MLP Operating, L.L.C.” (the “OLLC”);

(b) the GIP Entities and Chesapeake Holdings formed Chesapeake Midstream Ventures, L.L.C., a Delaware limited liability company (“Midstream Ventures”), to which Chesapeake Holdings contributed $1,500, GIP-A contributed $527.45, GIP-B contributed $204.59 and GIP-C contributed $767.96 in exchange for a 50% member interest, a 17.5816953% member interest, a 6.8197258% member interest and a 25.5985789% member interest, respectively, in Midstream Ventures;

(c) Midstream Ventures formed Chesapeake Midstream GP, L.L.C., a Delaware limited liability company (the “General Partner”), and contributed $1,000 in exchange for all of the member interests in the General Partner;

(d) Midstream Ventures and the General Partner formed the Partnership under the terms of the Delaware LP Act and contributed $980 and $20, respectively, in exchange for a 98% limited partner interest and a 2% general partner interest, respectively, in the Partnership;

(e) Midstream Ventures distributed its 98% limited partner interest in the Partnership to Chesapeake Holdings, GIP-A, GIP-B and GIP-C pro rata in accordance with their ownership interests in Midstream Ventures, resulting in limited partnership ownership in the Partnership of 49%, 17.230061443%, 6.683331284% and 25.086607273%, respectively;

(f) the OLLC and the Partnership entered into that certain First Amendment to Credit Agreement, to be dated August 2, 2010 and effective upon the closing of the offering of Firm Units contemplated hereby (the “First Amendment”), with Wells Fargo Bank, National Association (the “Administrative Agent”) and the other lenders party thereto (the “Lenders”), which amends that certain Credit Agreement, dated September 30, 2009, among the OLLC, the Administrative Agent and the Lenders (as amended by the First Amendment, the “Credit Agreement”);

(g) the Partnership Parties, Chesapeake Holdings and the GIP Entities will enter into a contribution agreement (the “Contribution Agreement” and together with any related bills of sales, conveyances and similar transfer documents in connection with the Transactions, the “Contribution Documents”), pursuant to which (i) Chesapeake Holdings and the GIP Entities will collectively convey a 2% interest in the OLLC to Midstream Ventures (the “Interest”); (ii) Midstream Ventures will convey the Interest to the General Partner as a capital contribution; (iii) the General Partner will convey the Interest to the Partnership in exchange for (A) a continuation of the General Partner’s 2% general partner interest in the Partnership and (B) the incentive distribution rights, as such term is defined in the Partnership Agreement (as defined below) (the “Incentive Distribution Rights”); and (iv) Chesapeake Holdings and the GIP Entities will collectively convey the remaining 98% limited liability company interest in the OLLC to the Partnership in exchange for (A) in the case of Chesapeake Holdings, 23,913,061 Common Units and 34,538,061 subordinated units representing limited partner interests in the Partnership (the “Subordinated Units”) and (B) in the case of the GIP Entities (1) 20,725,561 Common Units, (2) the right to receive the Deferred Issuance and Distribution (as defined in the Contribution Agreement), and (3) 34,538,061 Subordinated Units, respectively (such Common Units and Subordinated Units described in clause (iv), including any Common Units issuable pursuant to the right to receive additional Common Units described in clause (B)(2) being collectively referred to herein as the “Sponsor Units”).

(h) the public offering of the Units contemplated hereby (the “Offering”) will be consummated;

(i) the Partnership will use the net proceeds of the Offering to pay transaction expenses, estimated to be $3.5 million, and to make a capital contribution of the remainder to the OLLC, and the OLLC will apply such capital contribution in the manner described under “Use of Proceeds” in the Pricing Disclosure Package and the Prospectus;

(j)(A) CHK, CMM, the General Partner and the OLLC will enter into that certain Amended and Restated Employee Transfer Agreement (the “Employee Transfer Agreement”); (B) CHK, CMM, COI, the General Partner and the OLLC will enter into that certain Amended and Restated Employee Secondment Agreement (the “Employee Secondment Agreement”); (C) CMM, COI, the General Partner, the Partnership and the OLLC will enter into that certain Amended and Restated Services Agreement (the “Services Agreement”); (D) CHK, the General Partner, the GIP Entities, and the OLLC will enter into that certain Amended and Restated Shared Services Agreement (the “Shared Services Agreement”); and (E) the Partnership, the GIP Entities and Chesapeake Holdings will enter into that certain Registration Rights Agreement (the “Registration Rights Agreement”);

(k) Midstream Ventures will amend and restate its limited liability company agreement (as so amended and restated, the “Midstream Ventures Agreement”);

(l) the Partnership will amend and restate its agreement of limited partnership (as so amended and restated, the “Partnership Agreement”);

(m) the General Partner will amend and restate its limited liability company agreement (as so amended and restated, the “General Partner Agreement”);

(n) the OLLC will amend and restate its limited liability company agreement (as so amended and restated, the “OLLC Operating Agreement”); and

(o) Chesapeake Holdings, Midstream Ventures and the Partnership will enter into an omnibus agreement (the “Omnibus Agreement”) pursuant to which, among other things, (i) Chesapeake Holdings will provide the Partnership, or cause CHK to provide the Partnership, with certain rights relating to certain future midstream business opportunities and (ii) the parties will agree to certain indemnification obligations.

Midstream Ventures, the General Partner, the Partnership and the OLLC are collectively called the “Partnership Parties.” The Partnership Parties and the Operating Subsidiaries are collectively called the “Partnership Entities.” The Partnership Entities, the GIP Entities and Chesapeake Holdings are collectively called the “CHKM Entities.”

The transactions contemplated in subsections (a) through (o) above are referred to herein as the “Transactions.” The “Transaction Documents” shall mean the Contribution Documents, the Omnibus Agreement, the Gas Gathering Agreements, the Credit Agreement, the Employee Transfer Agreement, the Employee Secondment Agreement, the Services Agreement, the Shared Services Agreement and the Registration Rights Agreement. The “Organizational Documents” shall mean the certificates of formation of each of the Partnership Entities other than the Partnership, the certificate of limited partnership of the Partnership, the Midstream Ventures Agreement, the General Partner Agreement, the Partnership Agreement and the limited liability company agreements of the OLLC and the Operating Subsidiaries. The “Operative Agreements” shall mean the Transaction Documents and the Organizational Documents.

The Partnership hereby acknowledges that, in connection with the proposed offering of the Units, it has requested UBS Financial Services, Inc. (the “DUP Administrator”) to administer a directed unit program (the “Directed Unit Program”) under which up to 1,062,500 Firm Units, or 5% of the Firm Units (the “Reserved Units”), shall be reserved for sale by the DUP Administrator at the initial public offering price to the officers, directors and employees of the General Partner and its affiliates and certain other persons associated with the CHKM Entities, as designated by the Partnership (the “Directed Unit Participants”) as part of the distribution of the Units by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) and all other applicable laws, rules and regulations. The number of Units available for sale to the general public will be reduced to the extent that Directed Unit Participants purchase Reserved Units. The Underwriters may offer any Reserved Units not purchased by Directed Unit Participants to the general public on the same basis as the other Units being issued and sold hereunder. The Partnership has supplied the DUP Administrator with the names, addresses and telephone numbers of the individuals or other entities which the Partnership has designated to be participants in the Directed Unit Program. It is understood that any number of those so designated to participate in the Directed Unit Program may decline to do so.

This is to confirm the agreement among the Partnership Parties and the Underwriters concerning the purchase of the Units from the Partnership by the Underwriters.

The Partnership Parties and the Underwriters agree as follows:

1. Sale and Purchase.

(a) Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Partnership agrees to issue and sell to the respective Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from the Partnership the number of Firm Units set forth opposite the name of such Underwriter in Schedule I attached hereto, subject to adjustment in accordance with Section 9 hereof, in each case at a purchase price of $19.74 per Common Unit. The Partnership is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Units as soon after the effectiveness of this Agreement as in your judgment is advisable and (ii) initially to offer the Firm Units upon the terms set forth in the Prospectus. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

(b) In addition, the Partnership hereby grants to the several Underwriters the option (the “Over-Allotment Option”) to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Partnership, ratably in accordance with the number of Firm Units to be purchased by each of them, all or a portion of the Additional Units as may be necessary to cover over-allotments made in connection with the offering of the Firm Units, at the same purchase price per unit to be paid by the Underwriters to the Partnership for the Firm Units. The Over-Allotment Option may be exercised by the Representatives, on behalf of the several Underwriters, at any time and from time to time on or before the thirtieth day following the date of the Prospectus (the “Over-Allotment Option Period”), by written notice to the Partnership. Such notice shall set forth the aggregate number of Additional Units as to which the Over-Allotment Option is being exercised and the date and time when the Additional Units are to be delivered (any such date and time being herein referred to as the “Option Delivery Date”); provided, however, that no Option Delivery Date shall be earlier than the Initial Delivery Date (as defined below) nor earlier than the second business day after the date on which the Over-Allotment Option shall have been exercised (unless the subject Additional Units are to be purchased on the Initial Delivery Date) nor later than the fifth business day after the date on which the Over-Allotment Option shall have been exercised. The number of Additional Units to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Units being purchased as the number of Firm Units set forth opposite the name of such Underwriter on Schedule I hereto bears to the total number of Firm Units (subject, in each case, to such adjustment as the Representatives may determine to eliminate fractional Common Units), subject to adjustment in accordance with Section 9 hereof.

2. Payment and Delivery. Payment of the purchase price for the Firm Units shall be made to the Partnership by Federal Funds wire transfer against delivery of the certificates for the Firm Units to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on August 3, 2010 (unless another time shall be agreed to by the Representatives and the Partnership or unless postponed in accordance with the provisions of Section 9 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called the “Initial Delivery Date.” Electronic transfer of the Firm Units shall be made to you at the time of purchase in such names and in such denominations as you shall specify. The Option Delivery Date and the Initial Delivery Date are each referred to herein as a “Delivery Date.”

Payment of the purchase price for the Additional Units shall be made on the Option Delivery Date in the same manner and at the same office and time of day as the payment for the Firm Units. Electronic transfer of the Additional Units shall be made to you on the Option Delivery Date in such names and in such denominations as you shall specify.

Deliveries of the documents described in Section 4 hereof with respect to the purchase of the Units shall be made at the offices of Vinson & Elkins L.L.P. at 1001 Fannin, Houston, Texas, at 10:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Units or the Additional Units, as the case may be.

3. Representations and Warranties of the Partnership Parties. The Partnership Parties, jointly and severally, represent and warrant to, and agree with, each of the Underwriters that:

(a) Registration. A registration statement on Form S-1 (File No. 333-164905) (the “Initial Registration Statement”) in respect of the Units has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you for each of the other Underwriters, have been declared effective by the Commission in such form, other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (including the rules and regulations of the Commission thereunder, the “Securities Act”), which became effective upon filing. For purposes of this Agreement:

(i) any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Securities Act is hereinafter called a “Preliminary Prospectus”;

(ii) the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act and deemed by virtue of Rule 430A under the Securities Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective (each, an “effective date”), are hereinafter collectively called the “Registration Statement”;

(iii) the Preliminary Prospectus dated July 21, 2010 relating to the Units that was included in the Registration Statement immediately prior to the Applicable Time (as defined below) is hereinafter called the “Pricing Prospectus”;

(iv) the final prospectus, in the form first filed pursuant to Rule 424(b) under the Securities Act, is hereinafter called the “Prospectus”;

(v) “free writing prospectus” has meaning set forth in Rule 405 under the Securities Act, and any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Units is hereinafter called an “Issuer Free Writing Prospectus”;

(vi) the Pricing Prospectus, as supplemented by those Issuer Free Writing Prospectuses and the other information and documents, if any, listed in Schedule II hereto, taken together, are hereinafter called the “Pricing Disclosure Package”; and

(vii) the “Applicable Time” means 5:00 p.m. (New York City time) on the date of this Agreement.

The Partnership has prepared and filed, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”), a registration statement (as amended, the “Exchange Act Registration Statement”) on Form 8-A (File No. 011-34831) under the Exchange Act to register, under Section 12g of the Exchange Act, the class of securities consisting of the Common Units. The Exchange Act Registration Statement has become effective as provided in Section 12 of the Exchange Act.

(b) No Stop Order. No stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Partnership Parties, threatened by the Commission. No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Partnership Parties, threatened by the Commission.

(c) No Material Misstatements or Omissions in Registration Statement. The Registration Statement conforms, and any further amendments or supplements to the Registration Statement will conform, in all material respects to the applicable requirements of the Securities Act and did not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 11.

(d) No Material Misstatements or Omissions in Prospectus. The Prospectus will conform, when filed with the Commission under Rule 424(b), in all material respects to the applicable requirements of the Securities Act, and will not, as of its date and on the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 11.

(e) No Material Misstatements or Omissions in Pricing Disclosure Package. The Pricing Prospectus, when filed with the Commission, conformed in all material respects to the applicable requirements of the Securities Act. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the applicable requirements of the Securities Act on the date of first use. The Pricing Disclosure Package, as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Issuer Free Writing Prospectus, as of its time of first use, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 11.

(f) Partnership Not an “Ineligible Issuer.” The Partnership was not at the time of initial filing of the Registration Statement, is not on the date hereof and will not be on the applicable Delivery Date an “ineligible issuer” (as defined in Rule 405 under the Securities Act).

(g) Forward-Looking and Supporting Information. Each of the statements made by the Partnership in the Registration Statement and the Pricing Disclosure Package and to be made in the Prospectus (and any supplements thereto) within the coverage of Rule 175(b) under the Securities Act, including (but not limited to) any statements with respect to projected results of operations, estimated available cash and future cash distributions of the Partnership, and any statements made in support thereof or related thereto under the heading “Our Cash Distribution Policy and Restrictions on Distributions” or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith.

(h) Formation, Due Qualification and Authority. Each of the CHKM Entities and Chesapeake GP Entities has been duly formed and is validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of incorporation, organization or formation, as the case may be. Each of the Partnership Entities is duly registered or qualified to do business and is in good standing as a foreign limited partnership or limited liability company, as the case may be, in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such registration or qualification, except where the failure so to register or qualify would not reasonably be expected to (i) have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Partnership Entities taken as a whole (a “Material Adverse Effect”) or (ii) subject the limited partners of the Partnership to any material liability or disability. Each of the Partnership Entities has all requisite power and authority necessary to execute, deliver and perform its obligations under the Transaction Documents to which it is a party, to own or lease its properties currently owned or leased or to be owned or leased at each Delivery Date, and to conduct its business as currently conducted or as to be conducted at each Delivery Date, in each case in all material respects as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. Each of the Chesapeake GP Entities has all requisite power and authority necessary to enter into and perform its obligations under the Transaction Documents to which it is a party and to conduct its business as currently conducted or as to be conducted at each Delivery Date, in each case in all material respects as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. Each of the GIP Entities has all partnership power and authority necessary to enter into and perform its obligations under the Transaction Documents to which it is a party and to conduct its business as currently conducted or as to be conducted at each Delivery Date, in each case in all material respects as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(i) Power and Authority to Act as the Manager. Midstream Ventures has full limited liability company power and authority to act as the manager of the General Partner. The Partnership has full limited liability company power and authority to act as the manager of the OLLC, and the OLLC has full limited liability company power and authority to act as the manager of each of the Operating Subsidiaries, in each case in all material respects as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(j) Power and Authority to Act as a General Partner. The General Partner has full limited liability company power and authority to act as the general partner of the Partnership in all material respects as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(k) Ownership of Midstream Ventures. At each Delivery Date, the GIP Entities will own, collectively, 50% of the issued and outstanding limited liability company interests in Midstream Ventures, and Chesapeake Holdings will own 50% of the issued and outstanding limited liability company interests in Midstream Ventures. At each Delivery Date, all of such interests will have been duly authorized and validly issued in accordance with the Midstream

Ventures Agreement and will be fully paid (to the extent required under the Midstream Ventures Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and the GIP Entities and Chesapeake Holdings will own such limited liability company interests free and clear of all liens, encumbrances, security interests, charges or other claims (“Liens”).

(l) Ownership of the General Partner. At each Delivery Date, Midstream Ventures will be the sole member of the General Partner and will own 100% of the limited liability company interests in the General Partner; such limited liability company interests will be duly authorized and validly issued in accordance with the General Partner Agreement and will be fully paid (to the extent required under the General Partner Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and Midstream Ventures will own such limited liability company interests free and clear of all Liens.

(m) Ownership of the General Partner Interest and the Incentive Distribution Rights in the Partnership. At each Delivery Date, the General Partner will be the sole general partner of the Partnership and will own a 2.0% general partner interest in the Partnership (the “GP Interest”), and all of the Incentive Distribution Rights; the GP Interest and the Incentive Distribution Rights will be duly authorized and validly issued in accordance with the Partnership Agreement and will be fully paid (to the extent required under the Partnership Agreement) and, in the case of the Incentive Distribution Rights, nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”); and the General Partner will own such GP Interest and Incentive Distribution Rights free and clear of all Liens, other than those created pursuant to the lock-up agreements described in Section 4(i) hereof.

(n) Ownership of the Sponsor Units. Assuming no purchase by the Underwriters of any Additional Units, at the Initial Delivery Date, after giving effect to the Transactions, the GIP Entities and Chesapeake Holdings will collectively own all of the Sponsor Units; the Sponsor Units and the limited partner interests represented thereby will be duly authorized and validly issued in accordance with the Partnership Agreement and will be fully paid (to the extent required under Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the GIP Entities and Chesapeake Holdings will own the Sponsor Units free and clear of all Liens, other than those Liens created pursuant to the lock-up agreements described in Section 4(i) hereof and, with respect to the Sponsor Units held by Chesapeake Holdings, Liens created pursuant to the credit agreement of CMD and CMO.

(o) Valid Issuance of the Units. At each Delivery Date, the Firm Units or the Additional Units, as the case may be, and the limited partner interests represented thereby, will be duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with this Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(p) Capitalization of the Partnership. Assuming no purchase by the Underwriters of any Additional Units, at the Initial Delivery Date, after giving effect to the Transactions, the issued and outstanding partnership interests of the Partnership will consist of 69,076,122 Common Units, 69,076,122 Subordinated Units, the GP Interest, the Incentive Distribution Rights and any limited partnership interests issued to independent directors of the General Partner pursuant to the Partnership’s long-term incentive plan; and other than the Sponsor Units, the Incentive Distribution Rights and any limited partnership interests issued to independent directors of the General Partner pursuant to the Partnership’s long-term incentive plan, the Firm Units will be the only limited partner interests in the Partnership issued and outstanding at each Delivery Date.

(q) Ownership of the OLLC by the Partnership. At each Delivery Date, the Partnership will be the sole member of the OLLC and will own 100% of the limited liability company interests in the OLLC; such limited liability company interests will be duly authorized and validly issued in accordance with the OLLC Operating Agreement and will be fully paid (to the extent required under the OLLC Operating Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and the Partnership will own such limited liability company interests free and clear of all Liens, except for those Liens securing obligations under the Credit Agreement.

(r) Ownership of the Operating Subsidiaries. At each Delivery Date, the OLLC will own, directly or indirectly, 100% of the limited liability company interests in each of the Operating Subsidiaries. At each Delivery Date, such equity interests will have been duly authorized and validly issued in accordance with the Organizational Documents of each Operating Subsidiary and will be fully paid (to the extent required under such Organizational Documents) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the OLLC will own, directly or indirectly, such equity interests free and clear of all Liens, except for those Liens securing obligations under the Credit Agreement.

(s) No Other Subsidiaries. Other than the Partnership Entities, the General Partner does not own, and at each Delivery Date will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity. Other than the Partnership’s ownership of its 100% limited liability company interest in the OLLC and the OLLC’s ownership of its 100% limited liability company interest in each of the Operating Subsidiaries, neither the Partnership nor the OLLC owns, and at each Delivery Date, neither will own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(t) No Preemptive Rights, Registration Rights or Options. Except as described in the Registration Statement and except for such rights as have been effectively waived, the Pricing Disclosure Package and the Prospectus or as provided in the Midstream Ventures Agreement or the General Partner Agreement, there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any capital stock, limited liability company interests, partnership interests or other equity interests in any Partnership Entity. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership.

(u) Authority and Authorization. Each of the Partnership Parties has all requisite power and authority to execute and deliver this Agreement and perform its respective obligations hereunder. The Partnership has all requisite power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) the Sponsor Units and the Incentive Distribution Rights, in accordance with and upon the terms and conditions set forth in the Partnership Agreement and the Contribution Documents. At each Delivery Date, all corporate, partnership and limited liability company action, as the case may be, required to be taken by the CHKM Entities, the Chesapeake GP Entities or any of their respective stockholders, members or partners for the authorization, issuance, sale and delivery of the Units, the Sponsor Units and the Incentive Distribution Rights, the execution and delivery of the Operative Agreements and the consummation of the transactions (including the Transactions) contemplated by this Agreement and the Operative Agreements shall have been validly taken.

(v) Authorization of Underwriting Agreement. This Agreement has been duly authorized and validly executed and delivered by each of the Partnership Parties.

(w) Enforceability of Operative Agreements. At or before the Initial Delivery Date:

(i) the Partnership Agreement will have been duly authorized, executed and delivered by the General Partner and Midstream Ventures and will be a valid and legally binding agreement of the General Partner and Midstream Ventures, enforceable against each of the General Partner and Midstream Ventures in accordance with its terms;

(ii) the General Partner Agreement will have been duly authorized, executed and delivered by Midstream Ventures and will be a valid and legally binding agreement of Midstream Ventures, enforceable against Midstream Ventures in accordance with its terms;

(iii) the Midstream Ventures Agreement will have been duly authorized, executed and delivered by the GIP Entities and Chesapeake Holdings and will be a valid and legally binding agreement of each of them, enforceable against each of them in accordance with its terms;

(iv) the OLLC Operating Agreement will have been duly authorized, executed and delivered by the Partnership and will be a valid and legally binding agreement of the Partnership, enforceable against the Partnership in accordance with its terms;

(v) the limited liability company agreements of the Operating Subsidiaries will have been duly authorized, executed and delivered by the OLLC and will be valid and legally binding agreements of the OLLC, enforceable against the OLLC in accordance with their respective terms; and

(vi) each of the Transaction Documents will have been duly authorized, executed and delivered by each CHKM Entity party thereto and will be valid and legally binding agreements of each CHKM Entity party thereto, enforceable against such CHKM Entity in accordance with their respective terms;

provided, that with respect to each such agreement, the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, any applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(x) Sufficiency of Contribution Documents. The Contribution Documents will be legally sufficient to transfer or convey to the Partnership Entities satisfactory title to, or valid rights to use or manage, all properties not already held by them that are, individually or in the aggregate, required to enable the Partnership Entities to conduct their operations in all material respects as contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, subject to the conditions, reservations, encumbrances and limitations contained in the Contribution Documents. The Partnership, the OLLC and the Operating Subsidiaries, upon execution and delivery of the Contribution Documents and consummation of the transactions contemplated thereby, will directly or indirectly succeed in all material respects to the business, assets, properties, liabilities and operations reflected in the pro forma financial statements of the Partnership.

(y) No Conflicts. None of (i) the offering, issuance or sale by the Partnership of the Units, (ii) the execution, delivery and performance of this Agreement or the Operative Agreements by the CHKM Entities and the Chesapeake GP Entities parties hereto or thereto, as the case may be, or (iii) the consummation of the Transactions, (A) conflicts or will conflict with or constitutes or will constitute a violation of the limited liability company agreement, partnership agreement, certificate of formation, certificate of limited partnership or other governing document of any of the CHKM Entities or the Chesapeake GP Entities, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the CHKM Entities or the Chesapeake GP Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the CHKM Entities or the Chesapeake GP Entities or any of their respective properties in a proceeding to which any of them or their respective property is a party or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the CHKM Entities or the Chesapeake GP Entities, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would (i) reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) materially impair the ability of any of the CHKM Entities or Chesapeake GP Entities to consummate the Transactions.

(z) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any court, governmental agency or body having jurisdiction over any of the CHKM Entities or any of their respective properties or assets is required in connection with (i) the offering, issuance or sale by the Partnership of the Units, (ii) the execution, delivery and performance of this Agreement and the Operative Agreements by the CHKM Entities party hereto and thereto, as the case may be, or (iii) the consummation by the CHKM Entities of the Transactions except, in the case of clauses (i) through (iii), (A) for registration of the Units under the Securities Act and consents required under the Exchange Act and applicable state securities or “Blue Sky” laws in connection with the purchase and distribution of the Units by the Underwriters, (B) for such consents that have been, or prior to the Initial Delivery Date will be, obtained or made (C) for such consents that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or materially impair the ability of any of the CHKM Entities or Chesapeake GP Entities to consummate the Transactions, and (D) as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(aa) No Defaults. None of the Partnership Entities is (i) in violation of its limited liability company agreement, partnership agreement, certificate of formation, certificate of limited partnership or other governing document, (ii) in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over any of the Partnership Entities or any of their properties or assets or (iii) in breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other agreement or instrument to which it is a party or by which it or any of its properties or assets may be bound, which breach, default or violation in the case of clauses (ii) or (iii) would, if continued, reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the CHKM Entities or Chesapeake GP Entities to consummate the Transactions. To the knowledge of the Partnership Parties, no third party to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which any of the CHKM Entities is a party or by which any of them is bound or to which any of their properties is subject, is in breach, default or violation of any such agreement, which breach, default or violation, if continued, would reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the CHKM Entities or Chesapeake GP Entities to consummate the Transactions.

(bb) Conformity of Securities to Descriptions in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, and the Sponsor Units, the Incentive Distribution Rights and the GP Interest, when issued and delivered in accordance with the terms of the Partnership Agreement and the Contribution Documents, will conform in all material respects to the descriptions thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(cc) Private Placement. The sale and issuance of (i) the Sponsor Units to the GIP Entities and Chesapeake Holdings and (ii) the Incentive Distribution Rights and the GP Interest to the General Partner are exempt from the registration requirements of the Securities Act and securities laws of any state having jurisdiction with respect thereto, and none of the Partnership Entities has taken or will take any action that would cause the loss of such exemption. The Partnership has not sold or issued any securities that would be integrated with the offering of the Units contemplated by this Agreement pursuant to the Securities Act or the interpretations thereof by the Commission.

(dd) Independent Public Accountants. PricewaterhouseCoopers LLP, who has certified or shall certify the audited financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus (or any amendment or supplement thereto), is, and was during the periods covered by such financial statements, an independent registered public accounting firm with respect to the Partnership Entities as required by the Securities Act and the Public Company Accounting Oversight Board.

(ee) Financial Statements. The historical financial statements (including the related notes and supporting schedules) included in the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly in all material respects the financial condition of CMD, the Partnership and the General Partner as of the dates indicated, and comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in accordance with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved. The summary historical and pro forma financial and operating information set forth in the Registration Statement, the Pricing Prospectus and the Prospectus under the caption “Summary—Summary Historical and Unaudited Pro Forma Financial and Operating Data” and the selected historical and pro forma financial and operating information set forth under the caption “Selected Historical and Unaudited Pro Forma Financial and Operating Data” in the Registration Statement, the Pricing Prospectus and the Prospectus is fairly presented in all material respects and prepared on a basis consistent with the audited and unaudited historical financial statements and pro forma financial statements, as applicable, from which it has been derived. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, any Preliminary Prospectus or the Prospectus that are not so included as required. The other financial information of CMD, the Partnership and the General Partner and their subsidiaries, including non-GAAP financial measures, if any, contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of CMD, the Partnership and the General Partner and their subsidiaries, and fairly presents in all material respects the information purported to be shown thereby.

(ff) Pro Forma Financial Statements. The pro forma financial statements of the Partnership included in the Registration Statement, the Pricing Prospectus and the Prospectus include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus. The pro forma financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Securities Act and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements.

(gg) No Material Adverse Change. None of the Partnership Entities has sustained, since the date of the latest audited financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus and other than as would not reasonably be expected to have a Material Adverse Effect. Subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving, individually or in the aggregate, a prospective material adverse change, in the condition, financial or otherwise, business, properties, management, financial condition, prospects, net worth or results of operations of the Partnership Entities taken as a whole, (ii) any transaction which is material to the Partnership Entities taken as a whole, other than transactions in the ordinary course of business as such business is described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or (iii) any dividend or distribution of any kind declared, paid or made on the security interests of any of the Partnership Entities, in each case other than as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(hh) Legal Proceedings or Contracts to be Described or Filed. There are no legal or governmental proceedings pending or, to the knowledge of the Partnership Parties, threatened, against any of the Partnership Entities, or to which any of the Partnership Entities is a party, or to which any of their respective properties is subject, that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not described as required by the Securities Act. There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Securities Act. Each contract, document or other agreement described in the Registration Statement, the Pricing Disclosure Package or the Prospectus is in full force and effect and is valid and enforceable by and against the Partnership Entities, as the case may be, in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as would not reasonably be expected to have a Material Adverse Effect. Statements made in the Pricing Disclosure Package and the Prospectus insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(ii) Certain Relationships and Related Transactions. No relationship, direct or indirect, exists between or among any Partnership Entity on the one hand, and the directors, managers, officers, members, partners, stockholders, customers or suppliers of any Partnership Entity, on the other hand, that is required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus and is not so described. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by any Partnership Entity to or for the benefit of any of the officers, directors or managers of any Partnership Entity or their respective family members.

(jj) Title to Properties. Following consummation of the Transactions and at each Delivery Date, the Partnership Entities will have good and indefeasible title to all real property (exclusive of easements, rights-of-ways and other similar instruments) and good title to all personal property described in the Registration Statement, the Pricing Disclosure Package and the Prospectus as owned by the Partnership Entities, free and clear of all Liens and defects, except (i) as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (ii) those created, arising under or securing the Credit Agreement or (iii) as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that, with respect to any real property and buildings held under lease by the Partnership Entities, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of the properties of the Partnership Entities taken as a whole as they have been used in the past as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and are proposed to be used in the future as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(kk) Rights-of-Way. Following consummation of the Transactions and at each Delivery Date, each of the Partnership Entities will have such easements, rights-of-way or other similar agreements from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described, and subject to the limitations contained, in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except for (i) qualifications, reservations and encumbrances as may be set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) such rights-of-way that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; each of the Partnership Entities has, or upon consummation of the Transactions will have, other than as set forth, and subject to the limitations contained, in the Registration Statement, the Pricing Disclosure Package and the Prospectus, fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and, except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, none of such rights-of-way contains any restriction that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(ll) Governmental Permits. Each of the Partnership Entities has, or at each Delivery Date will have, such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“governmental permits”) as are necessary to own or lease its properties and to conduct its business in the manner described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, subject to such qualifications set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus and except for such governmental permits that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, each of the Partnership Entities has, and at each Delivery Date will be in compliance with the terms and conditions of, all such governmental permits, except where the failure so to comply would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect; and no event has occurred that would prevent the governmental permits from being renewed or reissued or which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such governmental permit, except for such non-renewals, non-issuances, revocations, terminations and impairments that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(mm) Books and Records. Each Partnership Entity (i) makes and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of its assets and (ii) maintains systems of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with generally accepted accounting principles and to maintain accountability for its assets; (C) access to its assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(nn) Disclosure Controls and Procedures. (i) The Partnership has established and maintains disclosure controls and procedures (to the extent required by and as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to management of the General Partner and each other Partnership Entity, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act.

(oo) No Changes in Internal Controls. Since the date of the most recent balance sheet of CMD reviewed or audited by PricewaterhouseCoopers LLP, (i) none of the Partnership Entities is aware of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of any of the Partnership Entities to record, process, summarize and report financial data in any material respect, or any material weaknesses in internal controls or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of any of the Partnership Entities, and (ii) there have been no significant changes in internal controls or in other factors that has or could significantly and adversely affect internal controls.

(pp) Tax Returns. Each of the Partnership Entities has filed (or has obtained extensions with respect to) all material federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has timely paid all taxes shown to be due pursuant to such returns. No tax deficiency has been determined adversely to any of the Partnership Entities, and none of the Partnership Parties has any knowledge of any tax deficiency or related assessment, fine or penalty that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, except those that are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles.

(qq) ERISA. Other than with respect to items that would not reasonably be expected to have a Material Adverse Effect, (i) at each Delivery Date, each Partnership Entity and CMM and each employee benefit plan or program maintained by any Partnership Entity or CMM will be in compliance in form and in operation with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), and any other applicable law except any amendments that are not yet required to be executed, (ii) no “reportable event” (as defined in ERISA) has occurred or is reasonably expected to occur with respect to any “pension plan” (as defined in ERISA) for which any Partnership Entity or CMM or any entity treated as a single employer within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”) or Section 4001 of ERISA (collectively “ERISA Affiliate”) (after giving effect to the Transactions), would have any liability, and (iii) no Partnership Entity or CMM or ERISA Affiliate (after giving effect to the Transactions) expects to incur liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (B) Sections 412 or 4971 of the Code as a result of the Transactions. Other than with respect to items that would not reasonably be expected to have a Material Adverse Effect, each pension plan established and which is currently maintained by any Partnership Entity or CMM that is intended to be qualified under Section 401 of the Code is so qualified and, to the knowledge of the Partnership Parties, no event or fact exists which would adversely affect such qualification. To the knowledge of the Partnership Parties as of the date of this Agreement, none of the Partnership Entities or CMM or any ERISA Affiliate currently maintains, contributes to or has any liability (contingent or otherwise) with respect to a “defined benefit plan” (within the meaning of Section 3(35) of ERISA) or a pension plan that is subject to Title IV of ERISA.

(rr) Investment Company. None of the Partnership Entities is nor after sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds” will be, an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(ss) Intellectual Property. Each of the Partnership Entities, with respect to the assets to be owned or leased by the Partnership Entities at each Delivery Date, owns or possesses adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses in the manner and subject to such qualifications described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and has no reason to believe that the conduct of its business will conflict with, and has not received any notice of any claim of conflict with, any such rights of others, except for such conflicts that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(tt) Environmental Compliance. Each of the Partnership Entities (i) is in compliance with any and all foreign, federal, state and local laws and regulations relating to the prevention of pollution or the protection of the environment or imposing liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as they are currently being conducted, (iii) has not received written or oral notice of any actual or potential liability under any Environmental Law, and (iv) is not a party to or affected by any pending or, to the knowledge of the Partnership Parties, threatened action, suit or proceeding relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Material, except where such noncompliance or deviation from that described in (i)-(iv) above would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under any applicable Environmental Law. None of the Partnership Entities has received written notice that they are currently named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, including, but not limited to, with respect to any of the properties being contributed to the Partnership Entities pursuant to the Transactions.

(uu) Effect of Environmental Laws. In the ordinary course of its business, each Partnership Entity periodically reviews the effect of Environmental Laws on its business, operations and properties, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures reasonably likely to be required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related and reasonably foreseeable constraints on operating activities and any reasonably foreseeable liabilities to third parties). On the basis of such review, each Partnership Entity has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, have a Material Adverse Effect.

(vv) Sarbanes-Oxley Act of 2002. At each Delivery Date, the Partnership and, to the knowledge of the Partnership Parties, the directors and officers of the General Partner in their capacities as such, will be in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, the rules and regulations promulgated therewith and the rules of the New York Stock Exchange (“NYSE”) that are effective and applicable to the Partnership.

(ww) No Labor Dispute. No labor dispute with the employees of the Partnership Entities or CMM exists or, to the knowledge of any of the Partnership Parties, is imminent or threatened that would reasonably be expected to have a Material Adverse Effect.

(xx) Insurance. The Partnership Entities maintain or are entitled to the benefits of insurance covering their properties, operations, personnel and businesses against such losses and risks, in such amounts and from such insurers as is commercially reasonable for the conduct of their respective businesses and the value of their respective properties. None of the Partnership Entities has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance (including after giving effect to the Transactions). The Partnership Entities are in compliance with the terms of such policies in all material respects, and all such insurance is duly in full force and effect on the date hereof and will be duly in full force and effect at each Delivery Date. There are no claims by the Partnership Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and the Partnership Entities have not received written or oral notice that they will be denied renewal of their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their businesses at a cost that would not reasonably be expected to have a Material Adverse Effect.

(yy) Litigation. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Partnership Parties, threatened, to which any of the CHKM Entities is or may be a party or to which the business or property of any of the CHKM Entities is or may be subject, (ii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the CHKM Entities is or may be subject, that, in the case of clauses (i) and (ii) above, is reasonably expected to (A) individually, or in the aggregate, have a Material Adverse Effect, (B) prevent or result in the suspension of the offer, issuance or sale of the Units, or (C) call into question the validity of this Agreement, any of the Operative Agreements or the consummation of the Transactions.

(zz) No Distribution of Other Offering Materials. None of the Partnership Entities has distributed and, prior to the later to occur of the final Delivery Date and completion of the distribution of the Units, will not distribute, any offering material in connection with the offering and sale of the Units other than the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus and any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with this Agreement.

(aaa) Foreign Corrupt Practices Act. None of the Partnership Entities, nor any director or officer of a Partnership Entity, nor, to the Partnership Parties’ knowledge, any employee, agent or representative of the Partnership Entities, has taken any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Partnership Entities and their affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain policies and procedures designed to promote and achieve compliance with such laws.

(bbb) Anti-Money Laundering. The operations of the Partnership Entities are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Partnership Entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Partnership Parties, threatened.

(ccc) Office of Foreign Assets Control.

(i) The Partnership Parties represent that none of the Partnership Entities or, to the knowledge of the Partnership Parties, any director or officer of any of the Partnership Entities, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).

(ii) The Partnership Parties represent and covenant that the Partnership Entities will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(ddd) Listing. The Units have been approved for listing on the NYSE, subject only to official notice of issuance.

(eee) Market Stabilization. The Partnership has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership or facilitate the sale or resale of the Units.

(fff) Statistical and Market-Related Data. All statistical or market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, if any, are based on or derived from sources that the Partnership believes to be reliable and accurate, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.

(ggg) FINRA Affiliations. To the knowledge of the Partnership Parties, there are no affiliations or associations between any member of FINRA and any of the General Partner’s officers or directors or the Partnership’s 5% or greater security holders, except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(hhh) Distribution Restrictions. No subsidiary of the Partnership is currently prohibited, directly or indirectly, from paying any distributions to the Partnership, from making any other distribution on such subsidiary’s equity interests, from repaying to the Partnership any loans or advances to such subsidiary from the Partnership or from transferring any of such subsidiary’s property or assets to the Partnership or any other subsidiary of the Partnership, except as prohibited under the Credit Agreement.

(iii) Directed Unit Program. The Registration Statement, the Prospectus and the Pricing Disclosure Package comply, and any amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Registration Statement, the Prospectus and the Pricing Disclosure Package, as amended or supplemented, if applicable, are distributed in connection with the Directed Unit Program. The Partnership has not offered, or caused the DUP Administrator to offer, Units to any person pursuant to the Directed Unit Program with the specific intent to unlawfully influence (i) a customer or supplier of the Partnership Entities to alter the customer’s or supplier’s level or type of business with the Partnership Entities, or (ii) a trade journalist or publication to write or publish favorable information about the Partnership Entities or their industry.

Any certificate signed by any officer of any Partnership Party and delivered to the Representatives or to counsel for the Underwriters pursuant to this Agreement shall be deemed a representation and warranty by such Partnership Party to each Underwriter as to the matters covered thereby.

4. Conditions to the Underwriters’ Obligations. The respective obligations of the Underwriters hereunder to purchase the Firm Units and the Additional Units, as the case may be, are subject to the accuracy, when made and on the applicable Delivery Date, of the representations and warranties of the Partnership Parties contained herein, to the accuracy of the statements of the Partnership Parties and the officers of the General Partner, on behalf of the Partnership, made in any certificates delivered pursuant hereto, to the performance by the Partnership Parties of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a) Registration Statement. The Registration Statement, the Exchange Act Registration Statement and any registration statement required to be filed, prior to the sale of the Units, under the Securities Act pursuant to Rule 462(b) shall have been filed and shall have become effective under the Securities Act or the Exchange Act, as the case may be.

(b) Timely Filings. The Prospectus, and any supplement thereto, shall have been filed in the manner and within the time period required by Rule 424(b); any other material required to be filed by the Partnership pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Partnership Parties or any Underwriter, threatened by the Commission. No Prospectus or amendment or supplement to the Registration Statement, the Pricing Disclosure Package or the Prospectus shall have been filed to which the Representatives shall have reasonably objected in writing.

(c) No Changes. (i) None of the Partnership Entities shall have sustained, since the date of the latest audited financial statements included in the Pricing Disclosure Package and the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, other than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Disclosure Package and the Prospectus, there shall not have been any change in the capitalization or long-term debt of any of the Partnership Entities or any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business, properties, management, operations or prospects of the Partnership Entities, taken as a whole, other than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units being delivered at such Delivery Date on the terms and in the manner contemplated in the Pricing Disclosure Package and the Prospectus.

(d) Officers’ Certificate. The Underwriters shall have received on the applicable Delivery Date a certificate, dated such Delivery Date and signed by the Chief Executive Officer and the Chief Financial Officer of the General Partner:

(i) certifying that no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Partnership’s knowledge, threatened;

(ii) to the effect that the representations and warranties of the Partnership Parties contained in this Agreement are true and correct as of such Delivery Date, and that the Partnership Parties have complied with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied hereunder on or before such Delivery Date; and

(iii) certifying that they have carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, as well as each electronic road show used in connection with the offering of the Units, and, in their opinion (A) the Registration Statement, as of the Effective Date, (B) the Prospectus, as of its date and on the applicable Delivery Date, or (C) the Pricing Disclosure Package, as of the Applicable Time, did not contain any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading.

(e) Opinion of Issuer’s Counsel. Vinson & Elkins L.L.P. shall have furnished to the Representatives their written opinion, as counsel for the Partnership Entities, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit A.

(f) Opinion of Oklahoma Counsel. Commercial Law Group, P.C. shall have furnished to the Representatives their written opinion, as special Oklahoma counsel for the Partnership Entities and the CHKM GP Entities, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit B.

(g) Opinion of Underwriters’ Counsel. The Representatives shall have received from Baker Botts L.L.P., counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the issuance and sale of the Units, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the Partnership shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

(h) Comfort Letters. The Underwriters shall have received, on each of the date hereof and each Delivery Date, a letter dated the date hereof or the applicable Delivery Date, as the case may be, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that the letter delivered on the date hereof shall use a “cut-off date” within three business days of the date hereof and each letter delivered on a Delivery Date shall use a “cut-off date” within two business days of the Delivery Date.

(i) Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit C hereto, between you and the persons listed on Schedule III to this Agreement relating to sales and certain other dispositions of Common Units or certain other securities, shall have been delivered to you on or before the date hereof and shall be in full force and effect on the Delivery Date.

(j) Listing. The Units shall have been approved for listing on the NYSE, subject only to notice of issuance at or prior to the applicable Delivery Date.

(k) FINRA. FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

(l) Additional Information. The CHKM Entities shall have furnished to the Representatives at each Delivery Date such further information, certificates and documents as the Representatives may reasonably request.

All such opinions, certificates, letters and documents mentioned above or elsewhere in this Agreement shall be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to the Representatives and to counsel for the Underwriters.

5. Covenants of the Partnership Parties. The Partnership Parties covenant with each Underwriter as follows:

(a) Furnish Information. To furnish such information as may be required and otherwise to cooperate in qualifying the Units for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Units; provided, however, that the Partnership shall not be required to qualify as a foreign limited partnership or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Units); and to promptly advise you of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b) Prospectus. To make available to the Underwriters in New York City, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Partnership shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Securities Act; in case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Units, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Securities Act, the Partnership will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act;

(c) Rule 462(b). If, at the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Securities Act, to be filed with the Commission and become effective before the Units may be sold, the Partnership will use its reasonable best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Securities Act, as soon as practicable; and the Partnership will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A under the Securities Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act (which the Partnership agrees to file in a timely manner in accordance with such rules and regulations under the Securities Act);

(d) Registration Statement. If, at any time during the period when a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of the Units, the Registration Statement shall cease to comply with the requirements of the Securities Act with respect to eligibility for the use of the form on which the Registration Statement was filed with the Commission, to (i) promptly notify you, (ii) promptly file with the Commission a new registration statement under the Securities Act, relating to the Units, or a post-effective amendment to the Registration Statement, which new registration statement or post-effective amendment shall comply with the requirements of the Securities Act and shall be in a form satisfactory to you, (iii) use its best efforts to cause such new registration statement or post-effective amendment to become effective under the Securities Act as soon as practicable, (iv) promptly notify you of such effectiveness and (v) take all other action necessary or appropriate to permit the public offering and sale of the Units to continue as contemplated in the Prospectus; all references herein to the Registration Statement shall be deemed to include each such new registration statement or post-effective amendment, if any;

(e) Commission Notices. To advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement, the Exchange Act Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its reasonable best efforts to obtain the lifting or removal of such order as soon as practicable; to advise you promptly of any proposal to amend or supplement the Registration Statement, any Preliminary Prospectus or the Prospectus, and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall reasonably object in writing;

(f) Exchange Act Reports. To file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Partnership with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of the Units;

(g) Pricing Disclosure Package. If the Pricing Disclosure Package is being used to solicit offers to buy the Units at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Pricing Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Pricing Disclosure Package conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Pricing Disclosure Package to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Pricing Disclosure Package so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances when the Pricing Disclosure Package is delivered to a prospective purchaser, be misleading or so that the Pricing Disclosure Package, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Pricing Disclosure Package, as amended or supplemented, will comply with applicable law;

(h) Prospectus. To advise the Underwriters promptly of the happening of any event within the period during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of the Units, which event could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise the Underwriters promptly if, during such period, it shall become necessary to amend or supplement the Prospectus to cause the Prospectus to comply with the requirements of the Securities Act, and, in each case, during such time, subject to Section 5(d) hereof, to prepare and furnish, at the Partnership’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to effect such compliance;

(i) Review of Amendments. At any time during the period when a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of the Units, before amending or supplementing the Registration Statement, the Pricing Disclosure Package or

the Prospectus, including through any report filed under the Exchange Act, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule;

(j) Rule 433. To comply with Rule 433(d) under the Securities Act (without reliance on Rule 164(b) under the Securities Act) and with Rule 433(g) under the Securities Act; and not to take any action that would result in an Underwriter or the Partnership being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder;

(k) Earnings Statement. To make generally available to the Partnership’s security holders and to you as soon as reasonably practicable, but in any event not later than fifteen (15) months after the effective date of the Registration Statement, an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Partnership occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act;

(l) Copies. To furnish to you nine copies of the Registration Statement, the Prospectus and the Pricing Disclosure Package, each as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

(m) Financial Statements. To furnish to you as early as practicable prior to any Delivery Date, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Partnership and the Subsidiaries which have been read by the Partnership’s independent registered public accountants, as stated in their letter to be furnished pursuant to Section 4(g) hereof;

(n) Use of Proceeds and Rule 463. To apply the net proceeds from the sale of the Units in the manner set forth under the caption “Use of Proceeds” in the Pricing Disclosure Package and the Prospectus; and to file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Securities Act;

(o) Lock-up Agreement. Beginning on the date hereof and ending on, and including, the date that is 180 days after the date of the Prospectus (the “Lock-Up Period”), without the prior written consent of UBS Securities LLC, Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated, not to (i) issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any Common Units or any other securities of the Partnership that are substantially similar to Common Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) file or cause to become effective a registration statement under the Securities Act relating to the offer and sale of any Common Units or any other securities of the Partnership that are substantially similar to Common Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing,

(iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Units or any other securities of the Partnership that are substantially similar to Common Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Units or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), except, in each case, for (A) the registration of the offer and sale of the Units as contemplated by this Agreement, (B) the issuance of awards not exercisable during the Lock-Up Period pursuant to the Partnership’s long-term incentive plan described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (C) the issuance of Common Units and other securities pursuant to the Contribution Documents as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (D) the issuance of Common Units or any securities convertible or exchangeable into Common Units as payment of any part of the purchase price for businesses that are acquired by the Partnership or its subsidiaries, provided that any recipient of such Common Units must agree in writing to be bound by the terms of this Section 5(o) for the remaining term of the Lock-Up Period, (E) the Partnership may file (or participate in the filing of) a registration statement solely relating to the entrance by the Partnership into a definitive agreement related to an acquisition by the Partnership or its subsidiaries, provided that, notwithstanding anything in this Agreement to the contrary, the prior approval of UBS Securities LLC, Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated shall be required in the event that the Partnership files (or participates in the filing of) a registration statement during the Lock-Up Period prior to the entrance by the Partnership into a definitive agreement related to such acquisition, and (F) the Partnership may issue Common Units or any securities that are convertible or exchangeable into Common Units pursuant to an effective registration statement that is filed pursuant to clause (E), provided that the number of Common Units issued or into which such other securities are convertible or exchangeable shall not exceed 5% of the number of Common Units outstanding; provided, further, however, that if (a) during the period that begins on the date that is fifteen (15) calendar days plus three (3) business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs; or (b) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Section shall continue to apply until the expiration of the date that is fifteen (15) calendar days plus three (3) business days after the date on which the issuance of the earnings release or the material news or material event occurs;

(p) Press Release. Prior to any Delivery Date, to issue no press release or other communication directly or indirectly and hold no press conferences with respect to the Partnership or any Subsidiary, the financial condition, results of operations, business, properties, assets, or liabilities of the Partnership or any Subsidiary, or the offering of the Units, without your prior consent;

(q) No Other Prospectus. Not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any Common Units by means of any “prospectus” (within the meaning of the Securities Act), or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Units, in each case other than the Pricing Disclosure Package and the Prospectus;

(r) Stabilization. Not to, and to cause the Subsidiaries not to, take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units;

(s) Listing. To use its reasonable best efforts to cause the Units to be listed on the NYSE and to maintain the listing of the Common Units on the NYSE;

(t) Transfer Agent. To maintain a transfer agent and, if necessary under the jurisdiction of formation of the Partnership, a registrar for the Common Units; and

(u) Directed Unit Program. To cause each Directed Unit Participant who purchases $100,000 or more of Reserved Units to execute a lock-up agreement in the form of Exhibit D hereto and otherwise to cause the Reserved Units to be restricted from sale, transfer, assignment, pledge or hypothecation to such extent as may be required by FINRA and its rules, and to direct the transfer agent to place stop transfer restrictions upon such Reserved Units during the period beginning on the date hereof and ending on and including the date that is 25 days after the date of the Prospectus or any such longer period of time as may be required by FINRA and its rules; and to comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Reserved Units are offered in connection with the Directed Unit Program.

6. Covenant to Pay Costs. The Partnership Parties agree to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Pricing Disclosure Package, the Prospectus, each Issuer Free Writing Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Units including any transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Units to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any Agreement Among Underwriters, any dealer agreements and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment), (iv) the qualification of the Units for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Units on any securities exchange or qualification of the Units for quotation on the NYSE and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Units by FINRA, including the filing fees and up to $20,000 in legal fees of counsel to the Underwriters relating to FINRA matters, (vii) the fees and disbursements of any transfer agent or registrar for the Units, (viii) the costs and expenses of the Partnership Parties relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Units to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Partnership Parties and any such consultants, provided that the Partnership Parties are obligated to pay only fifty percent (50%) of the cost and expense of any aircraft chartered in connection with the road show, (ix) the costs and expenses of qualifying the Units for inclusion in the book-entry settlement system of the DTC, (x) the preparation and filing of the Exchange Act Registration Statement, including any amendments thereto, (xi) the offer and sale of the Reserved Units, including all costs and expenses of the DUP Administrator and the Underwriters, including the fees and disbursement of counsel for the Underwriters, and (xii) the performance of the Partnership Parties other obligations hereunder.

It is understood, however, that except as otherwise provided in this Section 6, Section 8 or Section 10 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on any resale of the Units by any Underwriter, any advertising expenses connected with any offers they may make and the transportation and other expenses incurred by the Underwriters on their own behalf in connection with presentations to prospective purchasers of the Units.

7. Reimbursement of the Underwriters’ Expenses. If, after the execution and delivery of this Agreement, the Units are not delivered for any reason other than the termination of this Agreement pursuant to clauses (i), (iii), (iv) or (v) of Section 8(b) hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Partnership Parties shall, in addition to paying the amounts described in Section 6 hereof, reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the fees and disbursements of their counsel.

8. Effective Date of Agreement; Termination.

(a) This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

(b) The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Representatives, if since the time of execution of this Agreement, there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the NYSE; (ii) a suspension or material limitation in trading in the Partnership’s securities on the NYSE; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v), in the sole judgment of the Representatives, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Units on the terms and in the manner contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(c) If the Representatives elect to terminate this Agreement as provided in this Section 8, the Partnership and each other Underwriter shall be notified promptly in writing.

(d) If the sale to the Underwriters of the Units, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Partnership Parties shall be unable to comply with any of the terms of this Agreement, the Partnership Parties shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 6, 7 and 10) and the Underwriters shall be under no obligation or liability to the Partnership Parties under this Agreement (except to the extent provided in Section 10 hereof) or to one another hereunder.

9. Increase in Underwriters’ Commitments.

(a) Subject to Sections 4 and 8 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Units to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 4 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 8 hereof) and if the number of Firm Units which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Units, the non-defaulting Underwriters (including the Underwriters, if any, substituted in the manner set forth below) shall take up and pay for (in addition to the aggregate number of Firm Units they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Units agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Units shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Units shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Units set forth opposite the names of such non-defaulting Underwriters in Schedule I.

(b) Without relieving any defaulting Underwriter from its obligations hereunder, the Partnership agrees with the non-defaulting Underwriters that it will not sell any Firm Units hereunder unless all of the Firm Units are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Partnership or selected by the Partnership with your approval). If a new Underwriter or Underwriters are substituted by the Underwriters or by the Partnership for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Partnership or you shall have the right to postpone the Delivery Date for a period not exceeding five business days in order that any necessary changes in the Registration Statement, the Pricing Disclosure Package and the Prospectus and other documents may be effected. The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 9 with like effect as if such substituted Underwriter had originally been named in Schedule I hereto.

(c) If the aggregate number of Firm Units which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Units which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Partnership shall make arrangements within the five business day period stated above for the purchase of all the Firm Units which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Partnership to any Underwriter and without any liability on the part of any non-defaulting Underwriter to the Partnership. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10. Indemnity and Contribution.

(a) The Partnership Parties, jointly and severally, agree to indemnify, defend and hold harmless each Underwriter, its partners, directors, officers, agents and members, any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and any “affiliate” (within the meaning of Rule 405 under the Securities Act) of such Underwriter, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Partnership expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading, (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 10(a) being deemed to include any Preliminary Prospectus, the Pricing Disclosure Package, the Pricing Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendments or supplements to the foregoing) or in any “issuer information” (as defined in Rule 433 under the Securities Act) of the Partnership or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Partnership expressly for use in, such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading, or (iii) the Directed Unit Program, except, with respect to this clause (iii), insofar as such loss, damage, expense, liability or claim is finally judicially determined to have resulted from the gross negligence or willful misconduct of the DUP Administrator in conducting the Directed Unit Program.

Without limitation of and in addition to its obligations under the other paragraphs of this Section 10, the Partnership Parties, jointly and severally, agree to indemnify, defend and hold harmless the DUP Administrator and its partners, directors, officers, agents and members, and any person who controls the DUP Administrator within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the DUP Administrator or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim (1) arises out of or is based upon (a) any of the matters referred to in clauses (i) through (iii) of the first paragraph of this Section 10(a), or (b) any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or on behalf or with the consent of the Partnership for distribution to Directed Unit Participants in connection with the Directed Unit Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (2) is or was caused by the failure of any Directed Unit Participant to pay for and accept delivery of Reserved Units that the Directed Unit Participant has agreed to purchase; or (3) otherwise arises out of or is based upon the Directed Unit Program; provided, however, that the Partnership Parties shall not be responsible under this clause (3) for any loss, damage, expense, liability or claim that is finally judicially determined to have resulted from the gross negligence or wilful misconduct of the DUP Administrator in conducting the Directed Unit Program. Section 10(d) shall apply equally to any Proceeding (as defined below) brought against the DUP Administrator or any such person in respect of which indemnity may be sought against the Partnership Parties pursuant to the immediately preceding sentence, except that the Partnership Parties shall be liable for the expenses of one separate counsel (in addition to any local counsel) for the DUP Administrator and any such person, separate and in addition to counsel for the persons who may seek indemnification pursuant to the first paragraph of this Section 10(a), in any such Proceeding.

(b) Each Underwriter, severally and not jointly, agrees to indemnify, defend and hold harmless the Partnership Parties, the General Partner’s directors, the General Partner’s officers who signed the Registration Statement and any person who controls the Partnership Parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Partnership Parties or any such person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Partnership expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Partnership), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Partnership expressly for use in, the Pricing Prospectus, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in the Pricing Prospectus, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(c) If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Partnership Parties or an Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section 10, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise. The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding. The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but, if settled with its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 10(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(d) If the indemnification provided for in this Section 10 is unavailable to an indemnified party under subsections (a) or (b) of this Section 10 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties on the one hand and the Underwriters on the other hand from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership Parties on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Partnership Parties on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Partnership Parties, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Units. The relative fault of the Partnership Parties on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Partnership Parties or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(e) The Partnership Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 10 are several in proportion to their respective underwriting commitments and not joint.

(f) The indemnity and contribution agreements contained in this Section 10 and the covenants, warranties and representations of the Partnership Parties contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter and its partners, directors, officers or members or any person (including each partner, officer, director or member of such person) who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Partnership Parties, their respective directors or officers or any person who controls the Partnership Parties within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Units. The Partnership Parties and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Partnership Parties, against any of Partnership Parties’ officers or directors in connection with the issuance and sale of the Units, or in connection with the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus.

11. Information Furnished by the Underwriters. The concession amount in the third paragraph and the information in the twelfth, thirteenth, fourteenth, fifteenth, sixteenth, nineteenth and twenty-second paragraphs in the “Underwriting” section, only insofar as such statements relate to the amount of selling concession or to over-allotment and stabilization activities that may be undertaken by the Underwriters, constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in Sections 3 and 10 hereof.

12. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to, if to the Underwriters: (i) UBS Securities LLC, 299 Park Avenue, New York, NY 10171-0026, Attention: Syndicate Department; (ii) Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; (iii) Citigroup Global Markets Inc., fax no.: (212) 816-7912, with a copy to Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; (iv) Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019; (v) Merrill Lynch, Pierce, Fenner & Smith Incorporated, 9 West 57th Street, New York, New York 10019; (vi) Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD; (vii) Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Registration Department, phone no.: (866) 471-2526; and (viii) Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152; and if to the Partnership Parties: Chesapeake Midstream Partners, L.P., 777 NW Grand Boulevard, Oklahoma City, Oklahoma 73118, Attention: Chief Executive Officer, fax no.: (405) 879-6111.

13. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

14. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and the Partnership Parties consent to the jurisdiction of such courts and personal service with respect thereto. The Partnership Parties each hereby consent to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each Underwriter and the Partnership Parties (on its behalf and, to the extent permitted by applicable law, on behalf of its equity owners and affiliates) waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Partnership Parties agree that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Partnership Parties and may be enforced in any other courts to the jurisdiction of which the Partnership Parties are or may be subject, by suit upon such judgment.

15. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Partnership Parties and to the extent provided in Section 10 hereof, the controlling persons, partners, directors, officers, members and affiliates referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

16. No Fiduciary Relationship. The Partnership Parties hereby acknowledge that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Partnership’s Common Units. The Partnership Parties further acknowledge that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Partnership Parties, their respective management, partners, members or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Partnership’s securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Partnership Parties, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Partnership Parties hereby confirm their understanding and agreement to that effect. The Partnership Parties and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Partnership Parties regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Partnership’s securities, do not constitute advice or recommendations to the Partnership Parties. The Partnership Parties and the Underwriters agree that the Underwriters are acting as principal and not the agent or fiduciary of the Partnership Parties, and no Underwriter has assumed, and none of them will assume, any advisory responsibility in favor of the Partnership Parties with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising the Partnership Parties on other matters). The Partnership Parties hereby waive and release, to the fullest extent permitted by law, any claims that the Partnership Parties may have against the Underwriters with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Partnership Parties in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

17. PATRIOT Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Partnership Parties, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

18. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

19. Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Partnership Parties and their successors and assigns and any successor or assign of any substantial portion of the Partnership Parties and any of the Underwriters’ respective businesses and/or assets.

20. Miscellaneous. UBS Securities LLC, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS Securities LLC is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS Securities LLC are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

[signature pages follow]

If the foregoing correctly sets forth the agreement among the Partnership Parties and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

CHESAPEAKE MIDSTREAM VENTURES, L.L.C.

By:	/s/ J. Mike Stice
	Name:	J. Mike Stice
	Title:	Chief Executive Officer

CHESAPEAKE MIDSTREAM GP, L.L.C.

By:	/s/ J. Mike Stice
	Name:	J. Mike Stice
	Title:	Chief Executive Officer

CHESAPEAKE MIDSTREAM PARTNERS, L.P.

By:	Chesapeake Midstream GP, L.L.C., its general partner

	By:	/s/ J. Mike Stice
		Name:	J. Mike Stice
		Title:	Chief Executive Officer

CHESAPEAKE MLP OPERATING, L.L.C

By:	/s/ J. Mike Stice
	Name:	J. Mike Stice
	Title:	Chief Executive Officer

Accepted:

For themselves and as Representatives of the several Underwriters named in Schedule I hereto:

By: UBS Securities LLC

By:	/s/ Amit Jhunjhunwala
	Name:	Amit Jhunjhunwala
	Title:	Director

By:	/s/ Robert Waldron
	Name:	Robert Waldron
	Title:	Associate Director

By: Citigroup Global Markets Inc.

By:	/s/ John Ciolek
	Name:	John Ciolek
	Title:	Managing Director

By: Morgan Stanley & Co. Incorporated

By:	/s/ Peter C. Bowden
	Name:	Peter C. Bowden
	Title:	Managing Director

By: Barclays Capital Inc.

By:	/s/ Victoria Hale
	Name:	Victoria Hale
	Title:	Vice President

By: Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ Karl F. Schlopy
	Name:	Karl F. Schlopy
	Title:	Managing Director

By: Credit Suisse Securities (USA) LLC

By:	/s/ Michael Cannon
	Name:	Michael Cannon
	Title:	Managing Director

By: Goldman, Sachs & Co.

By:	/s/ Goldman, Sachs & Co.
Goldman, Sachs & Co.

By: Wells Fargo Securities LLC

By:	/s/ David Herman
	Name:	David Herman
	Title:	Director

Schedule I

Underwriter	Number of Firm Units To Be Purchased
UBS Securities LLC	1,992,188
Citigroup Global Markets Inc.	1,992,188
Morgan Stanley & Co. Incorporated	1,992,188
Merrill Lynch, Pierce, Fenner & Smith Incorporated	1,992,188
Barclays Capital Inc.	1,992,188
Credit Suisse Securities (USA) LLC	1,992,188
Goldman, Sachs & Co.	1,992,188
Wells Fargo Securities, LLC	1,992,188
BBVA Securities Inc.	566,666
BMO Capital Markets Corp.	566,666
Deutsche Bank Securities Inc.	566,666
Raymond James & Associates, Inc.	566,666
RBS Securities Inc.	566,666
Scotia Capital (USA) Inc.	566,666
BNP Paribas Securities Corp.	212,500
Comerica Securities, Inc.	212,500
Credit Agricole Securities (USA) Inc.	212,500
ING Financial Markets LLC	212,500
Mitsubishi UFJ Securities (USA), Inc.	212,500
Piper Jaffray & Co.	212,500
RBC Capital Markets Corporation	212,500
SunTrust Robinson Humphrey, Inc.	212,500
TD Securities (USA) LLC	212,500

Total:	21,250,000

Schedule II

Pricing Disclosure Package

1.	Preliminary Prospectus dated July 21, 2010.

2.	Number of Firm Units: 21,250,000 Common Units

Public Offering Price: $21.00 per Unit

Schedule III

Persons Delivering Lock-up Agreements

J. Mike Stice

Robert S. Purgason

David C. Shiels

Matthew C. Harris

Aubrey K. McClendon

Marcus C. Rowland

William A. Woodburn

David A. Daberko

Philip L. Frederickson

Suedeen G. Kelly

Domenic J. Dell’Osso

Chesapeake Midstream GP, L.L.C.

Chesapeake Midstream Ventures, L.L.C.

Chesapeake Midstream Holdings, L.L.C.

GIP-A Holding (CHK), L.P.

GIP-B Holding (CHK), L.P.

GIP-C Holding (CHK), L.P.

Schedule IV

Foreign Qualifications of the Partnership Entities

Entity	Jurisdiction in which registered or qualified
Bluestem Gas Services, L.L.C.	None

Chesapeake Midstream Gas Services, L.L.C.	Arkansas, Kansas, Louisiana, New Mexico and Texas

Chesapeake Midstream GP, L.L.C.	None

Chesapeake MLP Operating, L.L.C.	Oklahoma and Texas

Chesapeake Midstream Partners, L.P.	None

Chesapeake Midstream Ventures, L.L.C.	None

Oklahoma Midstream Gas Services, L.L.C.	None

Ponder Midstream Gas Services, L.L.C.	Texas

Texas Midstream Gas Services, L.L.C.	Texas

EXHIBIT A

FORM OF OPINION OF VINSON & ELKINS LLP

1. Each of the Partnership Parties, PMGS and Chesapeake Holdings (the “DE/TX CHKM Entities”) has been duly formed and is validly existing as a limited partnership or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of organization or formation, as the case may be, with all partnership or limited liability company, as the case may be, power and authority necessary to enter into and perform its obligations under the Transaction Documents to which it is a party, to own or lease its properties currently owned or leased or to be owned or leased at each Delivery Date, and to conduct its business as currently conducted or as to be conducted at each Delivery Date, in each case, in all material respects as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. Each of the Partnership Entities is duly registered or qualified to do business and is in good standing as a foreign limited partnership or foreign limited liability company, as the case may be, in each jurisdiction set forth under its name on Schedule IV to this Agreement.

2. Midstream Ventures and the Partnership each has full limited liability company power and authority to act as the manager of the General Partner and the OLLC, respectively, in all material respects as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The OLLC has full limited liability company power and authority to act as the manager of each of the Operating Subsidiaries, in all material respects as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

3. The General Partner has full limited liability company power and authority to act as the general partner of the Partnership in all material respects as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

4. The GIP Entities collectively own 50% of the issued and outstanding limited liability company interests in Midstream Ventures, and Chesapeake Holdings owns 50% of the issued and outstanding limited liability company interests in Midstream Ventures. Such interests have been duly authorized and validly issued in accordance with the Midstream Ventures Agreement, and are fully paid (to the extent required under the Midstream Ventures Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and the GIP Entities and Chesapeake Holdings own such limited liability company interests free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the GIP Entities or Chesapeake Holdings as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act or the Midstream Ventures Agreement.

5. Midstream Ventures is the sole member of the General Partner and owns 100% of the limited liability company interests in the General Partner. Such limited liability company interests have been duly authorized and validly issued in accordance with the General Partner Agreement, and are fully paid (to the extent required under the General Partner Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and Midstream Ventures owns such limited liability company interests free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming Midstream Ventures as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act or the General Partner Agreement.

6. The General Partner is the sole general partner of the Partnership and owns a 2.0% general partner interest in the Partnership, and all of the Incentive Distribution Rights; the GP Interest and the Incentive Distribution Rights have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and, in the case of the Incentive Distribution Rights, nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the General Partner owns such GP Interest and Incentive Distribution Rights free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act or the Partnership Agreement.

7. The GIP Entities and Chesapeake Holdings collectively own all of the Sponsor Units; the Sponsor Units and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the GIP Entities and Chesapeake Holdings own the Sponsor Units free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the GIP Entities or Chesapeake Holdings as debtor is on file in the office of the Secretary of State of the State of Delaware or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LP Act or the Partnership Agreement, except for those Liens created pursuant to the lock-up agreements described in Section 4(i) of the Agreement and, with respect to the Sponsor Units held by Chesapeake Holdings, Liens created pursuant to the credit agreement of CMD and CMO.

8. The Partnership is the sole member of the OLLC and owns 100% of the limited liability company interests in the OLLC. Such limited liability company interests have been duly authorized and validly issued in accordance with the OLLC Operating Agreement, and are fully paid (to the extent required under the OLLC Operating Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such limited liability company interests free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware, (B) other than those Liens created, arising under or securing the Credit Agreement or (C) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

9. The OLLC is the sole member of each of the Operating Subsidiaries and owns 100% of the limited liability company interests in each of the Operating Subsidiaries. Such limited liability company interests have been duly authorized and validly issued in accordance with the governing documents of the applicable Operating Subsidiary, and are fully paid (to the extent required under such governing documents) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and the OLLC owns such limited liability company interests free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the OLLC as debtor is on file in the office of the Secretary of State of the State of Delaware, (B) other than those Liens created, arising under or securing the Credit Agreement or (C) otherwise known to such counsel, without independent investigation, other than those created by or arising under the Delaware LLC Act.

10. At the applicable Delivery Date, after giving effect to the Transactions and the offering of the Units to be issued on such Delivery Date as contemplated by this Agreement, the issued and outstanding partnership interests of the Partnership consists of 69,076,122 Common Units, 69,076,122 Subordinated Units, the GP Interest, the Incentive Distribution Rights and any limited partnership interests issued to independent directors of the General Partner pursuant to the Partnership’s long-term incentive plan. Other than the Sponsor Units, the Incentive Distribution Rights and any limited partnership interests issued to independent directors of the General Partner pursuant to the Partnership’s long-term incentive plan, the Units issued on the applicable Delivery Date are the only limited partner interests in the Partnership issued and outstanding on such Delivery Date.

11. The Units to be issued and sold by the Partnership to the Underwriters and the limited partner interests represented thereby have been duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

12. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as provided in the Midstream Ventures Agreement or the General Partner Agreement, there are no options, warrants, preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any capital stock, limited liability company interests, partnership interests or other equity interests in any Partnership Entity pursuant to any limited liability company agreement or partnership agreement or other governing document of any Partnership Entity or any agreement or instrument listed as an exhibit to the Registration Statement to which any of the Partnership Entities is a party or by which any of them may be bound. To the knowledge of such counsel, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership, except such rights as have been waived or satisfied.

13. Each of the Partnership Parties has all requisite power and authority to execute and deliver this Agreement and perform its respective obligations hereunder. The Partnership has all requisite power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) the Sponsor Units and the Incentive Distribution Rights, in accordance with and upon the terms and conditions set forth in the Partnership Agreement and the Contribution Documents.

All partnership and limited liability company action, as the case may be, required to be taken by the CHKM Entities or any of their members or partners for the authorization, issuance, sale and delivery of the Units, the Sponsor Units and the Incentive Distribution Rights, the execution and delivery of the Operative Agreements by each of the CHKM Entities and the consummation of the Transactions has been validly taken.

14. This Agreement has been duly authorized and validly executed and delivered by each of the Partnership Parties.

15. Each of the Operative Agreements has been duly authorized and validly executed and delivered by each of the DE/TX CHKM Entities that is a party thereto. Each of the Organizational Agreements constitutes a valid and legally binding agreement of the DE/TX CHKM Entities that are parties thereto, enforceable against each of them in accordance with its respective terms, subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, any applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

16. The Contribution Documents are in a form legally sufficient as between the parties thereto to transfer or convey all of the equity interests in OLLC to the Partnership, as described in the Contribution Documents, Pricing Disclosure Package and Prospectus, subject to the conditions, reservations, encumbrances and limitations described therein.

17. None of (i) the offering, issuance or sale by the Partnership of the Units, (ii) the execution, delivery and performance of this Agreement or the Operative Agreements by the CHKM Entities or the Chesapeake GP Entities parties hereto or thereto, as the case may be, or (iii) the consummation of the Transactions, (A) conflicts or will conflict with or constitutes or will constitute a violation of the limited liability company agreement, partnership agreement, certificate of formation, certificate of limited partnership or other governing document of any of the DE/TX CHKM Entities or CMD and CMM (the “Delaware Chesapeake GP Entities”), (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under any agreement or instrument filed as an exhibit to the Registration Statement (other than the Credit Agreement), (C) violates or will violate the Delaware LLC Act or the Delaware LP Act, the laws of the State of Texas or federal law or any order, judgment, decree or injunction known to us of any U.S. Federal or Delaware court or governmental agency or authority having jurisdiction over any of the CHKM Entities or the Chesapeake GP Entities or any of their properties or assets in a proceeding to which any of them or their respective property is a party or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

18. No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any federal, Delaware or Texas court, governmental agency or body having jurisdiction over the Partnership Entities is required in connection with the offering, issuance or sale by the Partnership of the Units, the execution, delivery and performance of this Agreement and the Operative Agreements by the CHKM Entities party hereto and thereto, as the case may be, or the consummation by the CHKM Entities of the Transactions, except (i) for registration of the Units under the Securities Act and filings and consents required under the Exchange Act, (ii) applicable state securities or “Blue Sky” laws in connection with the purchase and distribution of the Units by the Underwriters, as to which such counsel need not express any opinion, (iii) for such consents that have been obtained or made and (iv) for such consents that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

19. The statements set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the captions “Our Cash Distribution Policy and Restrictions on Distributions,” “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources,” “Business—Regulation of Operations,” “Business—Environmental Matters,” “Certain Relationships and Related Party Transactions,” “Conflicts of Interest and Fiduciary Duties,” “Description of the Common Units,” “The Partnership Agreement,” “Material Tax Consequences,” “Investment in Chesapeake Midstream Partners, L.P. by Employee Benefit Plans” and “Underwriting,” insofar as they purport to constitute summaries of provisions of federal or state statutes, rules or regulations, the Delaware LP Act or the Delaware LLC Act or of any specific agreement or instrument, constitute complete and accurate summaries thereof in all material respects; and the descriptions of the Common Units contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the captions “Summary—The Offering,” “Our Cash Distribution Policy and Restrictions on Distributions,” “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Description of the Common Units” and “The Partnership Agreement” constitute accurate summaries of the terms of the Common Units in all material respects.

20. The opinion letter of Vinson & Elkins L.L.P. that is filed as Exhibit 8.1 to the Registration Statement is confirmed, and the Underwriters may rely upon such opinion letter as if it were addressed to them.

21. The Registration Statement has been declared effective under the Securities Act; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the knowledge of such counsel, threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by such Rule.

22. The Registration Statement, at the time it was declared effective, and the Prospectus, when filed with the Commission pursuant to Rule 424(b) under the Securities Act and at each Delivery Date, and any further amendments and supplements thereto made by the Partnership prior to the date of such opinion letter (other than the financial statements, the notes and schedules thereto and other financial data included in or omitted from the Registration Statement or the Prospectus, as to which such counsel need not express any opinion) appear on their face to comply as to form in all material respects with the requirements of the Securities Act.

23. None of the Partnership Entities is or immediately following the sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the caption “Use of Proceeds,” will be an “investment company” within the meaning of the Investment Company Act.

24. To the knowledge of such counsel, there are no (i) legal or governmental proceedings pending or threatened to which any of the Partnership Entities is a party or to which any of their respective properties is subject that are required to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus but are not so described as required by the Securities Act and (ii) agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Securities Act.

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Partnership Entities, the independent registered public accounting firm of the Partnership and representatives of the Underwriters, at which the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus (except to the extent specified in the foregoing opinions), based on the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that:

(A) the Registration Statement, at the time it was declared effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(B) the Pricing Disclosure Package, as of the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(C) the Prospectus, as of its date and at each Delivery Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

it being understood that such counsel expresses no statement or belief with respect to (a) the financial statements and related schedules, including the notes thereto and the auditors’ reports thereon, contained therein and (b) the other financial information contained therein.

In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and other employees of the CHKM Entities and the Chesapeake GP Entities to the extent such counsel deems appropriate and upon information obtained from public officials, (ii) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (iii) state that their opinion is limited to federal laws, the Delaware LP Act, the Delaware LLC Act and the laws of the State of Texas, (iv) with respect to the opinions expressed as to the due qualification or registration as a foreign limited partnership or limited liability company, as the case may be, of the CHKM Entities, state that such opinions are based upon certificates of foreign qualification or registration provided by the

Secretary of State of the states listed on an annex to be attached to such counsel’s opinion (each of which shall be dated as of a date not more than 10 days prior to the applicable Delivery Date and shall be provided to counsel to the Underwriters) and express no conclusions beyond what are stated in such certificates, (v) state that they express no opinion with respect to (A) any permits to own or operate any real or personal property or (B) state or local taxes or state or local tax statutes to which any of the members or partners of the CHKM Entities and the Chesapeake GP Entities may be subject, and (vi) with respect to the existence of any Lien for which a financing statement under the Uniform Commercial Code of any state is on file, such counsel’s opinion is based solely upon such counsel’s review of a specific search of such state’s Secretary of State (each of which shall be as of a date not more than 10 days prior to the applicable Delivery Date and shall be provided to counsel to the Underwriters).

EXHIBIT B

FORM OF OPINION OF OKLAHOMA COUNSEL

1. Each of Bluestem, OMGS, CMGS and TMGS (the “Oklahoma CHKM Entities”) has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Oklahoma, with all limited liability company power and authority necessary to enter into and perform its obligations under the Transaction Documents to which it is a party, to own or lease its properties currently owned or leased or to be owned or leased at each Delivery Date, and to conduct its business as currently conducted or as to be conducted at each Delivery Date, in each case, in all material respects as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

2. None of (i) the offering, issuance or sale by the Partnership of the Units, (ii) the execution, delivery and performance of this Agreement or the Operative Agreements by the CHKM Entities (other than the GIP Entities) or the Chesapeake GP Entities parties hereto or thereto, as the case may be, or (iii) the consummation of the Transactions, (A) conflicts or will conflict with or constitutes or will constitute a violation of the limited liability company agreement, partnership agreement, certificate of formation, certificate of limited partnership or other governing document of any of the Oklahoma CHKM Entities or CMO, CEMI, COI and CHK (the “Oklahoma Chesapeake GP Entities”) or (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under the Credit Agreement or any agreement or instrument relating to indebtedness included as an exhibit to CHK’s Annual Report on Form 10-K for the year ended December 31, 2009, Quarterly Report on Form 10-Q with respect to periods in 2010 or Current Reports on Form 8-K with respect to periods in 2010.

3. No permit, consent, approval, authorization, order, registration, filing or qualification (“consent”) of or with any Oklahoma court, governmental agency or body having jurisdiction over the Partnership Entities is required in connection with the offering, issuance or sale by the Partnership of the Units, the execution, delivery and performance of this Agreement and the Operative Agreements by the CHKM Entities party hereto and thereto, as the case may be, or the consummation by the CHKM Entities of the Transactions, except (i) for registration of the Units under the Securities Act and filings and consents required under the Exchange Act, (ii) applicable state securities or “Blue Sky” laws in connection with the purchase and distribution of the Units by the Underwriters, as to which such counsel need not express any opinion, (iii) for such consents that have been obtained or made and (iv) for such consents that, if not obtained, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

4. Each of the Operative Agreements has been duly authorized and validly executed and delivered by each of the Oklahoma CHKM Entities that is a party thereto and each of the Oklahoma Chesapeake GP Entities that is a party thereto.

5. Assuming that Credit Agreement is a valid and binding obligation of each of the Lenders (as defined in the Credit Agreement) enforceable against the Lenders in accordance with its terms, the Credit Agreement is a valid and binding obligation of the Partnership and Chesapeake MLP Operating, L.L.C., enforceable in accordance with its terms provided that, the enforceability thereof may be limited by (i) bankruptcy, insolvency, fraudulent

B-1

transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (ii) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

In rendering such opinion, such counsel may (i) rely in respect of matters of fact upon certificates of officers and other employees of the CHKM Entities and the Chesapeake GP Entities and upon information obtained from public officials, (ii) assume that all documents submitted to him as originals are authentic, that all copies submitted to him conform to the originals thereof, and that the signatures on all documents examined by him are genuine, (iii) state that such opinions are limited to the laws of the State of Oklahoma, (iv) state that such counsel expresses no opinion with respect to (A) any permits to own or operate any real or personal property or (B) federal, state or local taxes or state or local tax statutes to which any of the CHKM Entities and the Chesapeake GP Entities may be subject.

In addition, such counsel shall state that such opinion letter may be relied upon only by the Underwriters and its counsel in connection with the offering and no other use or distribution of this opinion letter may be made without such counsel’s prior written consent.

B-2

EXHIBIT C

FORM OF LOCK-UP LETTER

July __, 2010

UBS Securities LLC

Citigroup Global Markets Inc.

Morgan Stanley & Co. Incorporated

Barclays Capital Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Credit Suisse Securities (USA) LLC

Goldman, Sachs & Co.

Wells Fargo Securities LLC

As Representatives of the several

Underwriters named in Schedule I attached hereto

c/o UBS Securities LLC

299 Park Avenue

New York, New York 10171-0026

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

This Lock-Up Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by Chesapeake Midstream Ventures, L.L.C., a Delaware limited liability company, Chesapeake Midstream GP, L.L.C., a Delaware limited liability company, Chesapeake Midstream Partners, L.P., a Delaware limited partnership (the “Partnership”), Chesapeake MLP Operating, L.L.C., a Delaware limited liability company, and you and the other underwriters named in Schedule I to the Underwriting Agreement, with respect to the public offering (the “Offering”) of common units representing limited partner interests in the Partnership (the “Common Units”).

In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on, and including, the date that is 180 days after the date of the final prospectus relating to the Offering, the undersigned will not, without the prior written consent of UBS Securities LLC, Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”) with respect to, any Common Units or any other securities of the Partnership that are substantially similar to Common Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Units or any other securities of the Partnership that are substantially similar to Common Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Units or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) the registration of the offer and sale of Common Units as contemplated by the Underwriting Agreement and the sale of the Common Units to the Underwriters (as defined in the Underwriting Agreement) in the Offering, (b) bona fide gifts, provided the recipient thereof agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement and no filing under Section 16 of the Exchange Act is required to be made during the Lock-Up Period in connection such disposition or (c) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement and no filing under Section 16 of the Exchange Act is required to be made during the Lock-Up Period in connection such disposition. For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned.

In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Units in connection with the Offering. The undersigned further agrees that, for the Lock-Up Period, the undersigned will not, without the prior written consent of UBS Securities LLC, Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated, make any demand for, or exercise any right with respect to, the registration of Common Units or any securities convertible into or exercisable or exchangeable for Common Units, or warrants or other rights to purchase Common Units or any such securities.

Notwithstanding the above, if (a) during the period that begins on the date that is fifteen (15) calendar days plus three (3) business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs; or (b) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Agreement shall continue to apply until the expiration of the date that is fifteen (15) calendar days plus three (3) business days after the date on which the issuance of the earnings release or the material news or material event occurs.

In addition, the undersigned hereby waives any and all preemptive rights, participation rights, resale rights, rights of first refusal and similar rights that the undersigned may have in connection with the Offering, except for any such rights as have been heretofore duly exercised.

The undersigned hereby confirms that the undersigned has not, directly or indirectly, taken, and hereby covenants that the undersigned will not, directly or indirectly, take, any action designed, or which has constituted or will constitute or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of shares of Common Units.

The undersigned hereby authorizes the Partnership and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the stock register and other records relating to shares of Common Units or other securities subject to this Lock-Up Agreement of which the undersigned is the record holder, and, with respect to shares of Common Units or other securities subject to this Lock-Up Agreement of which the undersigned is the beneficial owner but not the record holder, the undersigned hereby agrees to cause such record holder to authorize the Partnership and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the stock register and other records relating to such shares or other securities.

If (i) the Partnership notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Commission with respect to the Offering is withdrawn or (iii) for any reason the Underwriting Agreement shall be terminated prior to the Delivery Date (as defined in the Underwriting Agreement), this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

The undersigned understands that the Partnership and the Underwriters are relying upon this agreement in proceeding toward consummation of the Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Partnership and the Underwriters.

[signature page follows]

Yours very truly,

Name:

EXHIBIT D

FORM OF DUP LOCK-UP LETTER

July __, 2010

UBS Securities LLC

Citigroup Global Markets Inc.

Morgan Stanley & Co. Incorporated

Barclays Capital Inc.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Credit Suisse Securities (USA) LLC

Goldman, Sachs & Co.

Wells Fargo Securities LLC

As Representatives of the several

Underwriters named in Schedule I attached hereto

c/o UBS Securities LLC

299 Park Avenue

New York, New York 10171-0026

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Morgan Stanley & Co. Incorporated

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

This Lock-Up Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by Chesapeake Midstream Ventures, L.L.C., a Delaware limited liability company, Chesapeake Midstream GP, L.L.C., a Delaware limited liability company, Chesapeake Midstream Partners, L.P., a Delaware limited partnership (the “Partnership”), Chesapeake MLP Operating, L.L.C., a Delaware limited liability company, and you and the other underwriters named in Schedule I to the Underwriting Agreement, with respect to the public offering (the “Offering”) of common units representing limited partner interests in the Partnership (the “Common Units”).

In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on, and including, the date that is 25 days after the date of the final prospectus relating to the Offering, the undersigned will not, without the prior written consent of UBS Securities LLC, Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated, (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”) with respect to, any Common Units or any other securities of the Partnership that are substantially similar to Common Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Units or any other securities of the Partnership that are substantially similar to Common Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Common Units or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii). The foregoing sentence shall not apply to (a) the registration of the offer and sale of Common Units as contemplated by the Underwriting Agreement and the sale of the Common Units to the Underwriters (as defined in the Underwriting Agreement) in the Offering, (b) bona fide gifts, provided the recipient thereof agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement and no filing under Section 16 of the Exchange Act is required to be made during the Lock-Up Period in connection such disposition or (c) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement and no filing under Section 16 of the Exchange Act is required to be made during the Lock-Up Period in connection such disposition. For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned.

In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Units in connection with the Offering. The undersigned further agrees that, for the Lock-Up Period, the undersigned will not, without the prior written consent of UBS Securities LLC, Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated, make any demand for, or exercise any right with respect to, the registration of Common Units or any securities convertible into or exercisable or exchangeable for Common Units, or warrants or other rights to purchase Common Units or any such securities.

Notwithstanding the above, if (a) during the period that begins on the date that is fifteen (15) calendar days plus three (3) business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Partnership issues an earnings release or material news or a material event relating to the Partnership occurs; or (b) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Agreement shall continue to apply until the expiration of the date that is fifteen (15) calendar days plus three (3) business days after the date on which the issuance of the earnings release or the material news or material event occurs.

In addition, the undersigned hereby waives any and all preemptive rights, participation rights, resale rights, rights of first refusal and similar rights that the undersigned may have in connection with the Offering, except for any such rights as have been heretofore duly exercised.

The undersigned hereby confirms that the undersigned has not, directly or indirectly, taken, and hereby covenants that the undersigned will not, directly or indirectly, take, any action designed, or which has constituted or will constitute or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of shares of Common Units.

The undersigned hereby authorizes the Partnership and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the stock register and other records relating to shares of Common Units or other securities subject to this Lock-Up Agreement of which the undersigned is the record holder, and, with respect to shares of Common Units or other securities subject to this Lock-Up Agreement of which the undersigned is the beneficial owner but not the record holder, the undersigned hereby agrees to cause such record holder to authorize the Partnership and its transfer agent, during the Lock-Up Period, to decline the transfer of or to note stop transfer restrictions on the stock register and other records relating to such shares or other securities.

If (i) the Partnership notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Commission with respect to the Offering is withdrawn or (iii) for any reason the Underwriting Agreement shall be terminated prior to the Delivery Date (as defined in the Underwriting Agreement), this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

The undersigned understands that the Partnership and the Underwriters are relying upon this agreement in proceeding toward consummation of the Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Partnership and the Underwriters.

[signature page follows]

Yours very truly,

Name:

[Signature Page to Lock-up Agreement]

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